Exhibit 99.1

MP Materials Reports Fourth Quarter and Full Year 2025 Results
Produced first NdFeB magnets on commercial equipment at Independence
Awarded $200 million incentive package for new 10X magnetics facility to be constructed in Northlake, Texas
Produced record 2,599 metric tons of NdPr oxide in 2025, a 101% increase year-over-year
Sold record 1,994 metric tons1 of NdPr oxide in 2025, a 75% increase year-over-year
Produced record 50,692 metric tons of REO in concentrate in 2025, a 12% increase year-over-year
Generated fourth quarter Net income of $9.4 million and Adjusted EBITDA of $39.2 million
Signed significant NdPr oxide offtake agreement with new strategic OEM
LAS VEGAS – February 26, 2026 – MP Materials Corp. (NYSE: MP) (“MP Materials” or the “Company”), today announced its financial results for the fourth quarter and full year ended December 31, 2025.
Fourth Quarter 2025 Highlights
•Produced first NdFeB magnets on commercial equipment at Independence
•Produced 718 metric tons (MTs) of NdPr oxide and sold 562 MTs1, a 74% and 20% increase year-over-year, respectively
•Produced 12,080 MTs of rare earth oxides (“REO”) in concentrate, a 5% year-over-year increase
•Generated $0.05 of Diluted EPS, $0.09 of Adjusted Diluted EPS, $9.4 million of Net income and $39.2 million of Adjusted EBITDA
Full Year 2025 and Recent Highlights
•Awarded $200 million incentive package, anchored by Texas Semiconductor Innovation Fund (“TSIF”) grant, for new 10X magnetics facility to be constructed in Northlake, Texas
•Signed significant NdPr oxide offtake agreement with new strategic OEM
•Produced record 2,599 MTs of NdPr oxide and sold 1,994 MTs1, a 101% and 75% increase year-over-year, respectively
•Produced record 50,692 MTs of REO in concentrate, a 12% increase year-over-year
•Entered into transformational public-private partnership with the U.S. Department of War to accelerate supply chain independence
•Signed definitive, long-term agreement to supply Apple with rare earth magnets made from materials recycled at Mountain Pass

“2025 was a transformational year for MP Materials,” said MP Materials Founder, Chairman, and CEO, James Litinsky. “Our landmark partnership with the U.S. Department of War, together with our agreement with Apple to deliver scaled recycling and magnetics capabilities, anchors a durable platform to accelerate growth and extend our vertically integrated advantage.”

Litinsky continued, “Operationally, we executed with discipline across the business — doubling NdPr oxide production at Mountain Pass and producing our first magnets on commercial-scale equipment at Independence. In 2026, we expect to break ground on our 10X magnetics facility in Northlake, ramp magnet production for General Motors and deliver continued growth in NdPr output. We are rapidly scaling every dimension of our platform to establish enduring American leadership in rare earth magnetics.”

1 Includes intercompany sales of NdPr oxide to the Magnetics Segment.

Fourth Quarter and Full Year 2025 Consolidated Financial Highlights

	For the three months ended December 31,		For the year ended December 31,
(in thousands except per share data, unaudited)	2025	2024	2025	2024
Financial Measures:
Revenue	$52,685	$60,986	$224,441	$203,855
Net income (loss)	$9,426	$(22,342)	$(85,874)	$(65,424)
Adjusted EBITDA(1)	$39,220	$(10,707)	$11,419	$(50,168)
Adjusted Net Income (Loss)(1)	$18,280	$(18,942)	$(40,827)	$(74,104)
Diluted earnings (loss) per common share	$0.05	$(0.14)	$(0.50)	$(0.57)
Adjusted Diluted EPS(1)	$0.09	$(0.12)	$(0.24)	$(0.44)
(1)See “Use of Non-GAAP Financial Measures” below for the definitions. See tables below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.
Fourth Quarter 2025 Consolidated Review
To align with the terms of the agreements with the United States Department of War (the “DoW”) signed in July 2025, and in further support of our domestic supply chain objectives, we ceased all sales of our products to China, which resulted in no revenue recognized from rare earth concentrate during the quarter, driving the 14% decline in consolidated revenue year-over-year to $52.7 million. The decline in revenue was partially offset by $19.9 million of magnetic precursor products sales with no comparable revenue in the prior year period, coupled with an $8.3 million increase in NdPr oxide and metal sales driven by higher NdPr Production Volume as a result of ramping production of separated products over the last twelve months.
Adjusted EBITDA increased by $49.9 million year-over-year to $39.2 million, primarily due to the NdPr price floor protection agreement with the DoW (the “Price Protection Agreement” or “PPA”) for our NdPr products, which commenced on October 1, 2025. Given market prices for NdPr products in the fourth quarter, we recognized price protection agreement income (“PPA Income”) based on the right to receive cash from the DoW for the difference between $110 per kilogram and the Benchmark Quarterly Average Volume Weighted Price for the NdPr products produced at Mountain Pass that were sold or produced and stockpiled during the fourth quarter of 2025. Also contributing to the improvement was an $11.4 million increase in the Magnetics Segment Adjusted EBITDA, due to the recognition of magnetic precursor product sales, with no comparable revenue in the prior year period.
Adjusted Net Income was $18.3 million for the quarter, representing a $37.2 million year-over-year improvement from the prior year Adjusted Net Loss of $(18.9) million, driven primarily by the higher Adjusted EBITDA as discussed above, along with higher interest income due to increased cash and short-term investment balances. The improvement in Adjusted Net Income was partially offset by $11.4 million of amortization related to the price protection agreement upfront asset, with no comparable cost in the prior year period, along with income tax expense in the current period compared to an income tax benefit in the fourth quarter of 2024.
Net income was $9.4 million for the quarter, representing a $31.8 million year-over-year improvement from the prior year Net loss of $(22.3) million, primarily due to the factors driving the improvement in Adjusted Net Income discussed above.
Diluted earnings per share (“EPS”) and Adjusted Diluted EPS increased by $0.19 and $0.21 year-over-year, respectively, to $0.05 and $0.09, respectively, in line with the change in Net income and Adjusted Net Income discussed above. Additionally, the current period Diluted EPS and Adjusted Diluted EPS were impacted by a higher average share count, primarily driven by the dilutive effect of the preferred shares and warrant issued to the DoW as part of the July agreement.
Full Year 2025 Consolidated Review
Revenue increased 10% to $224.4 million compared to 2024 primarily as a result of the ramp-up in production of separated products throughout 2025, resulting in higher NdPr oxide and metal revenue in the current year. Additionally, during the year ended December 31, 2025, we began recognizing revenue from the sales of magnetic precursor products, with no comparable revenue in the prior year. The increase was partially offset by lower rare earth concentrate revenues, driven by the cessation of all sales to China starting in July 2025.
Adjusted EBITDA increased by $61.6 million year-over-year to $11.4 million, driven primarily by the PPA Income as well as the commencement of magnetic precursor product sales, both as discussed above.
Adjusted Net Loss improved by $33.3 million year-over-year to $(40.8) million, driven mainly by the changes in Adjusted EBITDA. The improvement was partially offset by $11.4 million of amortization related to the price protection agreement upfront asset, with no comparable cost in the prior year, as well as the unfavorable impact of tax adjustments when compared to the prior year.
Net loss increased by $20.5 million year-over-year to $(85.9) million, as the improved Adjusted Net Loss was offset in the current year by higher legal costs, as well as higher Advanced projects and development expenses, which included transaction costs associated with the DoW agreements and to secure financing. Also impacting the comparison was a $52.9 million gain on the early extinguishment of debt in 2024.
Adjusted Diluted EPS improved by $0.20 to $(0.24) in line with the change in Adjusted Net Loss discussed above. Diluted EPS improved by $0.07 to $(0.50) as the larger net loss in the current year was offset by the dilutive impact of the 2026 Notes repurchased in March 2024 on the prior year's Diluted EPS calculation.
Fourth Quarter and Full Year 2025 Segment Financial Highlights

	For the three months ended December 31,		For the year ended December 31,
(in thousands, unaudited)	2025	2024	2025	2024
Segment Financials:
Revenue
Materials Segment	$35,577	$60,986	$160,369	$203,855
Magnetics Segment	19,897	—	66,861	—
Intercompany eliminations(1)	(2,789)	—	(2,789)	—
Total revenue	$52,685	$60,986	$224,441	$203,855

Segment Adjusted EBITDA(2)
Materials Segment	$40,260	$(1,319)	$16,818	$(14,148)
Magnetics Segment	8,386	(3,061)	26,449	(12,224)
Total Segment Adjusted EBITDA	$48,646	$(4,380)	$43,267	$(26,372)
Corporate and other(3)	(9,490)	(6,327)	(31,912)	(23,796)
Intercompany eliminations(1)	64	—	64	—
Adjusted EBITDA(4)	$39,220	$(10,707)	$11,419	$(50,168)
(1)Represents the elimination of intercompany revenues and Segment Adjusted EBITDA associated with NdPr oxide sales made by the Materials Segment to the Magnetics Segment.
(2)Segment Adjusted EBITDA is management’s measure of profit or loss required by GAAP in assessing segment performance and deciding how to allocate the Company’s resources. See “Segment Information” below for further information.
(3)Corporate and other is not considered a reportable segment, and is presented solely to reconcile the total of Segment Adjusted EBITDA to Adjusted EBITDA on a consolidated basis. Corporate and other represents costs incurred at the corporate level that are not allocated to the operating segments, specifically relating to executive compensation, investor relations, other corporate costs, and unallocated shared service functions such as legal, information technology, human resources, finance and accounting and supply chain.
(4)See “Use of Non-GAAP Financial Measures” below for definition. See table below for a reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure, net income or loss.

Fourth Quarter and Full Year 2025 Materials Segment Financial and Operational Results

	For the three months ended December 31,		For the year ended December 31,
(unaudited)	2025	2024	2025	2024
Revenue:	(in thousands)
Rare earth concentrate	$—	$36,808	$41,992	$144,363
NdPr oxide and metal	34,854	23,725	115,131	57,762
Other revenue	723	453	3,246	1,730
Total Materials Segment revenue	$35,577	$60,986	$160,369	$203,855

Price protection agreement income	$51,016	$—	$51,016	$—

Segment Adjusted EBITDA(1)	$40,260	$(1,319)	$16,818	$(14,148)

Key Performance Indicators(2):	(in whole units or dollars)
Rare earth concentrate
REO Production Volume (MTs)	12,080	11,478	50,692	45,455
REO Sales Volume (MTs)	—	7,803	8,922	32,703
Realized Price per REO MT	$—	$4,717	$4,707	$4,414
Separated NdPr products
NdPr Production Volume (MTs)	718	413	2,599	1,294
NdPr Sales Volume (MTs)	562	468	1,994	1,142
(1)See “Segment Information” below for further information.
(2)See “Key Performance Indicators” below for definitions and further information.
Fourth Quarter 2025 Materials Segment Review
Materials Segment revenue decreased 42% to $35.6 million year-over-year, primarily driven by the cessation of all REO sales to China in July 2025, which resulted in no revenue recognized from rare earth concentrate during the current quarter. The decrease in revenue was partially offset by an $11.1 million increase in NdPr oxide and metal sales due to a 20% increase in NdPr Sales Volume and higher market prices compared to the fourth quarter of 2024. When considering the impact of PPA income, total realized proceeds for the segment were $86.6 million in the quarter compared with $61.0 million in the prior year period. The increase in NdPr Sales Volume was driven by the continued ramp-up in the production of separated products.
Materials Segment Adjusted EBITDA increased by $41.6 million to $40.3 million year-over-year, driven mainly by the PPA Income for our NdPr products, which commenced on October 1, 2025.
Full Year 2025 Materials Segment Review
Materials Segment revenue decreased 21% to $160.4 million year-over-year, primarily driven by the decrease in rare earth concentrate revenue for the year ended December 31, 2025. This decline was partially offset by a $57.4 million increase in NdPr oxide and metal sales in 2025. The increase in NdPr oxide and metal sales was primarily due to the ramp-up in midstream operations, where a significantly higher portion of REO produced was refined and sold as NdPr oxide and metal during the current year.
Materials Segment Adjusted EBITDA increased by $31.0 million to $16.8 million year-over-year, driven mainly by the impact of the PPA Income, partially offset by the decrease in concentrate revenue discussed above, which was tempered by the corresponding decrease in cost of sales (excluding depreciation, depletion and amortization and stock-based compensation expense) (“Segment COS”). In addition, segment COS were impacted by the significantly higher sales volumes of NdPr oxide in the current year, which was mostly offset by a reduction in related per-unit production costs.

Fourth Quarter and Full Year 2025 Magnetics Segment Financial Results

	For the three months ended December 31,		For the year ended December 31,
(in thousands, unaudited)	2025	2024	2025	2024

Magnetic precursor products revenue	$19,897	$—	$66,861	$—

Segment Adjusted EBITDA(1)	$8,386	$(3,061)	$26,449	$(12,224)
(1)See “Segment Information” below for further information.
Fourth Quarter and Full Year 2025 Magnetics Segment Review
Revenues in the Magnetics Segment for the three months and year ended December 31, 2025, were $19.9 million and $66.9 million, respectively, as the initial magnetic precursor product deliveries began during the first quarter of 2025. There were no corresponding sales in the prior year. The sales also drove the increases in the Magnetics Segment Adjusted EBITDA.

MP MATERIALS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	December 31,
(U.S. dollars in thousands, except share and per share data, unaudited)	2025	2024
Assets
Current assets
Cash and cash equivalents	$1,166,011	$282,442
Short-term investments	664,275	568,426
Total cash, cash equivalents and short-term investments	1,830,286	850,868
Trade accounts receivable	14,642	18,645
Income taxes receivable	1,004	23,672
Other receivables	131,038	20,599
Inventories	171,560	107,905
Prepaid expenses and other current assets	17,271	9,633
Total current assets	2,165,801	1,031,322
Non-current assets
Property, plant and equipment, net	1,369,817	1,251,496
Inventories	80,539	19,031
Price protection agreement upfront asset, net	209,668	—
Other non-current assets	38,335	31,709
Total non-current assets	1,698,359	1,302,236
Total assets	$3,864,160	$2,333,558
Liabilities, redeemable preferred stock and stockholders’ equity
Current liabilities
Accounts and construction payable	$36,655	$23,562
Accrued liabilities	95,086	64,727
Current portion of long-term debt	67,411	—
Deferred revenue	74,301	56,880
Other current liabilities	25,596	18,850
Total current liabilities	299,049	164,019
Non-current liabilities
Long-term debt, net of current portion	931,330	908,729
Deferred revenue	83,889	43,120
Deferred government grant	22,101	20,087
Deferred investment tax credit	26,860	25,502
Deferred income taxes	51,558	85,309
Other non-current liabilities	57,005	31,912
Total non-current liabilities	1,172,743	1,114,659
Total liabilities	1,471,792	1,278,678
Commitments and contingencies
Redeemable preferred stock:
Series A cumulative perpetual convertible preferred stock ($0.0001 par value, 400,000 and zero shares authorized, issued and outstanding as of December 31, 2025, and December 31, 2024, respectively; aggregate liquidation preference of $413,489 and zero as of December 31, 2025, and December 31, 2024, respectively)	413,611	—
Stockholders’ equity:
Preferred stock, undesignated ($0.0001 par value, 49,600,000 and 50,000,000 shares authorized as of December 31, 2025, and December 31, 2024, respectively, zero issued and outstanding in either year)	—	—
Common stock ($0.0001 par value, 450,000,000 shares authorized, 192,607,429 and 178,445,570 shares issued, and 177,357,647 and 163,195,788 shares outstanding, as of December 31, 2025, and December 31, 2024, respectively)	19	18
Additional paid-in capital	1,970,970	961,434
Retained earnings	234,428	320,302
Accumulated other comprehensive income	387	173
Treasury stock, at cost, 15,249,782 shares for both periods	(227,047)	(227,047)
Total stockholders’ equity	1,978,757	1,054,880
Total liabilities, redeemable preferred stock and stockholders’ equity	$3,864,160	$2,333,558

MP MATERIALS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended December 31,		For the year ended December 31,
(U.S. dollars in thousands, except share and per share data, unaudited)	2025	2024	2025	2024
Revenue	$52,685	$60,986	$224,441	$203,855
Price protection agreement income	51,016	—	51,016	—
Operating costs and expenses:
Cost of sales (excluding depreciation, depletion and amortization)	45,050	58,263	192,789	192,586
Selling, general and administrative	32,066	19,073	112,066	83,299
Depreciation, depletion and amortization	24,609	22,118	89,267	78,057
Start-up costs	1,136	1,397	4,286	5,684
Advanced projects and development	2,212	1,164	24,208	9,307
Other operating costs and expenses	2,319	2,933	2,215	4,348
Total operating costs and expenses, net	107,392	104,948	424,831	373,281
Operating loss	(3,691)	(43,962)	(149,374)	(169,426)
Interest expense, net	(9,886)	(6,762)	(31,481)	(23,010)
Gain on early extinguishment of debt	—	6,646	—	52,911
Other income, net	24,134	10,117	63,081	46,178
Income (loss) before income taxes	10,557	(33,961)	(117,774)	(93,347)
Income tax benefit (expense)	(1,131)	11,619	31,900	27,923
Net income (loss)	$9,426	$(22,342)	$(85,874)	$(65,424)

Earnings (loss) per common share:
Basic	$0.05	$(0.14)	$(0.50)	$(0.39)
Diluted	$0.05	$(0.14)	$(0.50)	$(0.57)

Weighted-average shares outstanding:
Basic	177,666,982	163,379,389	170,126,753	166,840,611
Diluted	199,230,179	163,379,389	170,126,753	169,882,640

MP MATERIALS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the year ended December 31,
(U.S. dollars in thousands, unaudited)	2025	2024
Operating activities:
Net loss	$(85,874)	$(65,424)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities operating activities:
Depreciation, depletion and amortization	89,267	78,057
Accretion of discount on short-term investments	(24,087)	(30,255)
Gain on early extinguishment of debt	—	(52,911)
Stock-based compensation expense	30,163	23,183
Amortization of debt discount and debt issuance costs	5,412	3,901
Write-downs of inventories	3,038	21,527
Deferred income taxes	(30,393)	(27,775)
Other	(7,082)	4,837
Decrease (increase) in operating assets:
Trade accounts receivable	4,003	(8,931)
Income taxes receivable	22,668	(22,842)
Other receivables	(110,439)	(36)
Inventories	(115,019)	(41,537)
Prepaid expenses, other current and non-current assets	(8,959)	(1,676)
Increase (decrease) in operating liabilities:
Accounts payable and accrued liabilities	9,392	1,332
Income taxes payable	360	—
Deferred revenue	58,190	100,000
Deferred government grant	4,826	4,911
Other current and non-current liabilities	(1,221)	26,988
Net cash provided by (used in) operating activities	(155,755)	13,349
Investing activities:
Additions to property, plant and equipment	(172,375)	(186,418)
Purchases of short-term investments	(1,819,026)	(1,567,983)
Proceeds from sales of short-term investments	176,074	166,371
Proceeds from maturities of short-term investments	1,571,342	1,597,991
Proceeds from return of investment in equity method investee	9,673	—
Proceeds from sale of property, plant and equipment	4,063	—
Proceeds from government awards used for construction	24,200	96
Net cash provided by (used in) investing activities	(206,049)	10,057
Financing activities:
Proceeds from issuance of long-term debt	61,540	747,500
Proceeds from issuance of common stock	747,500	—
Proceeds from issuance of Series A preferred stock	299,402	—
Proceeds from issuance of warrant	189,058	—
Payment of debt issuance costs	(3,780)	(20,648)
Payments to retire long-term debt	—	(428,599)
Payment of equity issuance costs	(31,104)	—
Purchase of capped call options	—	(65,332)
Repurchases of common stock	—	(225,068)
Principal payments on debt obligations	(6,137)	(2,532)
Tax withholding on stock-based awards	(10,919)	(10,112)
Net cash provided by (used in) financing activities	1,245,560	(4,791)
Net change in cash, cash equivalents and restricted cash	883,756	18,615
Cash, cash equivalents and restricted cash beginning balance	283,603	264,988
Cash, cash equivalents and restricted cash ending balance	$1,167,359	$283,603

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$1,166,011	$282,442
Restricted cash, current	810	812
Restricted cash, non-current	538	349
Total cash, cash equivalents and restricted cash	$1,167,359	$283,603

Reconciliation of GAAP Net income (loss) to Non-GAAP Adjusted EBITDA

	For the three months ended December 31,		For the year ended December 31,
(in thousands, unaudited)	2025	2024	2025	2024
Net income (loss)	$9,426	$(22,342)	$(85,874)	$(65,424)
Adjusted for:
Depreciation, depletion and amortization	24,609	22,118	89,267	78,057
Interest expense, net	9,886	6,762	31,481	23,010
Income tax expense (benefit)	1,131	(11,619)	(31,900)	(27,923)
Stock-based compensation expense(1)	9,573	4,560	30,007	23,183
Initial start-up costs(2)	753	1,385	3,339	5,303
Transaction-related and other costs(3)	5,657	2,259	35,965	8,367
Accretion of asset retirement and environmental obligations(4)	372	234	1,490	929
Loss on environmental obligations(4)	259	1,998	259	1,998
Loss on disposals of long-lived assets, net(4)	1,688	701	466	1,421
Gain on early extinguishment of debt(5)	—	(6,646)	—	(52,911)
Other income, net(6)	(24,134)	(10,117)	(63,081)	(46,178)
Adjusted EBITDA	$39,220	$(10,707)	$11,419	$(50,168)
(1)Principally included in “Selling, general and administrative” within our unaudited Consolidated Statements of Operations.
(2)Included in “Start-up costs” within our unaudited Consolidated Statements of Operations and excludes any applicable stock-based compensation, which is included in the “Stock-based compensation expense” line above. Amounts relate to certain costs incurred in connection with our initial magnet-making capabilities at the Independence Facility prior to the achievement of commercial production. These costs include labor of incremental employees hired in advance to work directly on such commissioning activities, training costs, costs of testing and commissioning new circuits and processes, and other related costs. Given the nature and scale of the related costs and activities, management does not view these as normal, recurring operating expenses, but rather as non-recurring investments to initially develop our magnet-making capabilities. Therefore, we believe it is useful and necessary for investors to understand our core operating performance in current and future periods by excluding the impact of these start-up costs. To the extent additional start-up costs are incurred in the future to expand our separations or magnet-making capabilities after initial achievement of commercial production (e.g., significantly expanding production capacity at an existing facility or building a new separations or magnet manufacturing facility), such costs would not be considered an adjustment for this non-GAAP financial measure.
(3)Pertains to legal, consulting, and advisory services, and other costs associated with specific matters or transactions. The year ended December 31, 2025, included $12.7 million of costs incurred in association with the DoW transactions, $11.9 million of costs associated with a construction-related litigation matter and $7.4 million of costs incurred to secure financing. For the year ended December 31, 2025, amount is principally included in “Advanced projects and development” within our unaudited Consolidated Statements of Operations. For the three months ended December 31, 2025 and 2024, and for the year ended December 31, 2024, amounts are principally included in “Selling, general and administrative” within our unaudited Consolidated Statements of Operations.
(4)Included in “Other operating costs and expenses” within our unaudited Consolidated Statements of Operations.
(5)Amount for the three months ended December 31, 2024, pertains to a gain recognized on the debt exchange in December 2024 whereby the Company exchanged a portion of its 2026 Notes for new 2030 Notes. The year ended December 31, 2024, amount also includes a gain recognized on the retirement of 2026 Notes in March 2024 in connection with the issuance of 2030 Notes.
(6)Principally comprised of interest and investment income.

Reconciliation of GAAP Net income (loss) to Non-GAAP Adjusted Net Income (Loss)

	For the three months ended December 31,		For the year ended December 31,
(in thousands, unaudited)	2025	2024	2025	2024
Net income (loss)	$9,426	$(22,342)	$(85,874)	$(65,424)
Adjusted for:
Stock-based compensation expense(1)	9,573	4,560	30,007	23,183
Initial start-up costs(2)	753	1,385	3,339	5,303
Transaction-related and other costs(3)	5,657	2,259	35,965	8,367
Loss on environmental obligations(4)	259	1,998	259	1,998
Loss on disposals of long-lived assets, net(4)	1,688	701	466	1,421
Gain on early extinguishment of debt(5)	—	(6,646)	—	(52,911)
Other(6)	(5,302)	—	(8,708)	—
Tax impact of adjustments above(7)	(3,774)	(857)	(16,281)	3,959
Adjusted Net Income (Loss)	$18,280	$(18,942)	$(40,827)	$(74,104)
(1)Principally included in “Selling, general and administrative” within our unaudited Consolidated Statements of Operations.
(2)Included in “Start-up costs” within our unaudited Consolidated Statements of Operations and excludes any applicable stock-based compensation, which is included in the “Stock-based compensation expense” line above. Amounts relate to certain costs incurred in connection with our initial magnet-making capabilities at the Independence Facility prior to the achievement of commercial production. These costs include labor of incremental employees hired in advance to work directly on such commissioning activities, training costs, costs of testing and commissioning new circuits and processes, and other related costs. Given the nature and scale of the related costs and activities, management does not view these as normal, recurring operating expenses, but rather as non-recurring investments to initially develop our magnet-making capabilities. Therefore, we believe it is useful and necessary for investors to understand our core operating performance in current and future periods by excluding the impact of these start-up costs. To the extent additional start-up costs are incurred in the future to expand our separations or magnet-making capabilities after initial achievement of commercial production (e.g., significantly expanding production capacity at an existing facility or building a new separations or magnet manufacturing facility), such costs would not be considered an adjustment for this non-GAAP financial measure.
(3)Pertains to legal, consulting, and advisory services, and other costs associated with specific matters or transactions. The year ended December 31, 2025, included $12.7 million of costs incurred in association with the DoW transactions, $11.9 million of costs associated with a construction-related litigation matter and $7.4 million of costs incurred to secure financing. For the year ended December 31, 2025, amount is principally included in “Advanced projects and development” within our unaudited Consolidated Statements of Operations. For the three months ended December 31, 2025 and 2024, and for the year ended December 31, 2024, amounts are principally included in “Selling, general and administrative” within our unaudited Consolidated Statements of Operations.
(4)Included in “Other operating costs and expenses” within our unaudited Consolidated Statements of Operations.
(5)Amount for the three months ended December 31, 2024, pertains to a gain recognized on the debt exchange in December 2024 whereby the Company exchanged a portion of its 2026 Notes for new 2030 Notes. The year ended December 31, 2024, amount also includes a gain recognized on the retirement of 2026 Notes in March 2024 in connection with the issuance of 2030 Notes.
(6)Included in “Other income, net” within our unaudited Consolidated Statements of Operations. Pertains to the change in fair value of the redemption feature included in the portion of our 2030 Notes that were issued in December 2024.
(7)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 29.9%, 26.5%, 20.1% and 31.3%, for the three months and years ended December 31, 2025 and 2024, respectively.

Reconciliation of GAAP Diluted Earnings (Loss) per Common Share to Non-GAAP Adjusted Diluted EPS

	For the three months ended December 31,		For the year ended December 31,
(unaudited)	2025	2024	2025	2024
Diluted earnings (loss) per common share	$0.05	$(0.14)	$(0.50)	$(0.57)
Adjusted for:
Stock-based compensation expense	0.05	0.03	0.18	0.14
Initial start-up costs	—	0.01	0.02	0.03
Transaction-related and other costs	0.03	0.01	0.21	0.05
Loss on environmental obligations	—	0.01	—	0.01
Loss on disposals of long-lived assets, net	0.01	—	—	0.01
Gain on early extinguishment of debt	—	(0.04)	—	(0.32)
Other	(0.03)	—	(0.05)	—
Tax impact of adjustments above(1)	(0.02)	—	(0.10)	0.02
2026 Notes if-converted method(2)	—	—	—	0.19
Adjusted Diluted EPS	$0.09	$(0.12)	$(0.24)	$(0.44)

Diluted weighted-average shares outstanding	199,230,179	163,379,389	170,126,753	169,882,640
Assumed conversion of 2026 Notes(3)	—	—	—	(3,042,029)
Adjusted diluted weighted-average shares outstanding	199,230,179	163,379,389	170,126,753	166,840,611
(1)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 29.9%, 26.5%, 20.1% and 31.3%, for the three months and years ended December 31, 2025 and 2024, respectively.
(2)For the year ended December 31, 2024, since the 2026 Notes were dilutive for purposes of computing GAAP diluted loss per common share but antidilutive for purposes of computing Adjusted Diluted EPS, within this reconciliation, we have included this adjustment to reverse the impact of applying the if-converted method to the 2026 Notes in the computation of GAAP diluted loss per common share.
(3)For the year ended December 31, 2024, since the 2026 Notes were dilutive for purposes of computing GAAP diluted loss per common share but antidilutive for purposes of computing Adjusted Diluted EPS, the adjusted diluted weighted-average shares outstanding exclude the potentially dilutive securities associated with the 2026 Notes.

Conference Call Details
MP Materials will host a conference call to discuss these results at 2:00 p.m. Pacific Time, Thursday, February 26, 2026. To join the conference call on a listen-only basis, participants should dial 1-888-788-0099 and international participants should dial 1-646-876-9923 and enter the conference ID number: 94144035294 as well as the passcode: 993080. The live audio webcast along with the press release and accompanying slide presentation, will be accessible at investors.mpmaterials.com. A recording of the webcast will also be available following the conference call.

About MP Materials
MP Materials (NYSE: MP) is America’s only fully integrated rare earth producer with capabilities spanning the entire supply chain—from mining and processing to advanced metallization and magnet manufacturing. We extract and refine materials from one of the world’s richest rare earth deposits in California and manufacture the world’s strongest and most efficient permanent magnets. Our products enable innovation across critical sectors of the modern economy, including transportation, energy, robotics, defense, and aerospace. More information is available at https://mpmaterials.com/.
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We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investors section of our website. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. MP Materials Corp. (the “Company,” “we,” “us” and “our”) intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the price and market for rare earth materials; the continued demand for rare earth materials and the market for rare earth materials generally; future demand for magnets; estimates and forecasts of the Company’s results of operations and other financial and performance metrics, including expected NdPr oxide production and shipments; the Company’s mining and magnet projects, including the Company’s ability to expand its heavy rare earth separation capabilities, and to develop the 10X Facility and to achieve run rate production of separated rare earth materials and production of commercial metal and magnets; the transactions (“Transactions”) with the United States Department of War ( the “DoW”) formerly known as the Department of Defense, the timing and consummation of future phases of the Transactions, the Company’s and the DoW’s future obligations related to the Transactions; the availability of government appropriations, funding and support for the Transactions; the availability of additional or replacement funding for our development projects and operations; statements regarding expectations and benefits of a long-term agreement with Apple and the Company’s ability to supply U.S.-produced rare earth magnets; the ability to achieve technological advancements and supply chain objectives and the timing thereof; and statements related to the incentives in the State of Texas related to the 10X Facility. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.

Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the heightened significance of the development of the Company’s midstream and downstream operations, including ramping its separation capabilities, and its ability to vertically integrate its value chain; risks related to the timing and achievement of expected business milestones, including with respect to the construction of the 10X Facility; the availability of appropriations from the legislative branch of the federal government and the ability of the DoW to obtain funding and support for the Transactions; the determination by the legislative, judicial or executive branches of the federal government that any aspect of the Transactions was unauthorized, void or voidable; our ability to obtain additional or replacement financing, as needed; our ability to effectively assess, determine and monitor the financial, tax and accounting treatment of the Transactions, together with our and the DoW’s obligations thereunder; challenges associated with identifying alternate sales channels and customers for the highly-specialized products contemplated by the Transactions should the partnership be altered or terminated; our ability to effectively use the proceeds and utilize the other anticipated benefits of the Transactions as contemplated thereby; risks related to the Company’s long-term agreement with Apple and the Company’s ability to meet the obligations thereunder, including risks related to our ability to construct, develop and scale our facilities, technology and production; fluctuations in the pricing and volume of the magnet products to be produced under the agreement with Apple, risks related to our ability to satisfy the conditions necessary to receive the Texas incentives related to the 10X Facility, our ability to effectively comply with the broader legal and regulatory requirements and heightened scrutiny associated with government partnerships and contracts; limitations on the Company’s ability to transact with non-U.S. customers; changes in trade and other policies and priorities in U.S. and foreign governments, including with respect to tariffs; fluctuations, variability and uncertainty in demand and pricing in the market for rare earth products, including magnets; volatility in the price of our common stock; and those risk factors discussed in the Company’s filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission.

If any of these risks materialize or the assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company does not intend to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

Use of Non-GAAP Financial Measures
This press release references certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS, which have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). MP Materials defines Adjusted EBITDA as GAAP net income or loss before interest expense, net; income tax expense or benefit; and depreciation, depletion and amortization; further adjusted to eliminate the impact of stock-based compensation expense; initial start-up costs; transaction-related and other costs; accretion of asset retirement and environmental obligations; loss on environmental obligations; gain or loss on disposals of long-lived assets; gain or loss on early extinguishment of debt; other income or loss; and other items that management does not consider representative of our underlying operations. MP Materials defines Adjusted Net Income (Loss) as GAAP net income or loss excluding the impact of stock-based compensation expense; initial start-up costs; transaction-related and other costs; loss on environmental obligations; gain or loss on disposals of long-lived assets; gain or loss on early extinguishment of debt; and other items that management does not consider representative of our underlying operations; adjusted to give effect to the income tax impact of such adjustments. MP Materials defines Adjusted Diluted EPS as GAAP diluted earnings or loss per common share, excluding the per-share impact of each adjusting item described in the previous sentence (the numerator) divided by the adjusted diluted weighted-average shares outstanding (the denominator). In addition, when appropriate, we include an adjustment to reverse the impact of applying the if-converted method to our 2026 Notes if necessary to reconcile between GAAP diluted earnings or loss per common share and Adjusted Diluted EPS.
MP Materials’ management uses Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS to compare MP Materials’ performance to that of prior periods for trend analyses and for budgeting and planning purposes. MP Materials believes Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS provide useful information to management and investors regarding certain financial and business trends relating to MP Materials’ financial condition and results of operations. MP Materials’

management believes that the use of Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS provides an additional tool for investors to use in evaluating projected operating results and trends. MP Materials’ method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MP Materials does not recommend the sole use of these non-GAAP measures to assess its financial performance. Management does not consider non-GAAP measures in isolation or as an alternative or to be superior to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MP Materials’ financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.
Segment Information
The Company’s reportable segments, which are primarily based on the Company’s internal organizational structure and types of products, are its two operating segments—Materials and Magnetics.
The Materials segment operates the Mountain Pass Rare Earth Mine and Processing Facility located near Mountain Pass, San Bernardino County, California, which produces refined rare earth products as well as rare earth concentrate and related products. The Magnetics segment operates a rare earth metal, alloy and magnet manufacturing facility in Fort Worth, Texas (“Independence”), where the Company produces and sells magnetic precursor products and commenced the manufacturing of neodymium-iron-boron (“NdFeB”) permanent magnets in December 2025.
Segment Adjusted EBITDA is management’s primary segment measure of profit or loss required by GAAP in assessing segment performance and deciding how to allocate the Company’s resources. Segment Adjusted EBITDA is calculated as segment revenues and price protection agreement income less significant segment expenses, specifically, cost of sales (excluding depreciation, depletion and amortization and stock-based compensation expense) and selling, general and administrative expenses (excluding stock-based compensation expense), as well as certain other operating expenses (referred to as “other segment items”). Significant segment expenses and other segment items also exclude certain costs that are non-recurring, non-cash or are not related to the segments’ underlying business performance.
Key Performance Indicators
REO Production Volume for a given period is measured in MTs, the Company’s principal unit of sale for its concentrate product. This measure refers to the REO content contained in the rare earth concentrate we produce and includes volumes fed into downstream circuits for commissioning and starting up our separations facilities and for producing separated rare earth products, a portion of which is also included in our KPI, NdPr Production Volume. REO Production Volume is a key indicator of the mining and processing capacity and efficiency of the Company’s upstream operations.
NdPr Production Volume for a given period is measured in MTs, the Company’s principal unit of sale for its NdPr separated products. This measure refers to the volume of finished and packaged NdPr oxide produced at Mountain Pass for a given period. NdPr Production Volume is a key indicator of the separating and finishing capacity and efficiency of the Company’s midstream operations.
NdPr Sales Volume for a given period is calculated in MTs and on an NdPr oxide-equivalent basis (as further discussed below). A unit, or MT, is considered sold once the Materials Segment recognizes revenue on its sale, whether sold as NdPr oxide or NdPr metal, as determined in accordance with GAAP. For these NdPr metal sales, the MTs sold and included in NdPr Sales Volume are calculated based on the volume of NdPr oxide used to produce such NdPr metal. We utilize an assumed material conversion ratio of 1.20, such that a sale of 100 MTs of NdPr metal would be included in this KPI as 120 MTs of NdPr oxide-equivalent. NdPr Sales Volume is a key measure of our ability to convert our production of separated NdPr products into revenue. Beginning with the fourth quarter of 2025, NdPr Sales Volume for the Materials Segment includes intercompany sales made to the Magnetics Segment.

Contacts
Investors:
IR@mpmaterials.com
Media:
media@mpmaterials.com